Exhibit 3.131

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC. ”, CHANGING ITS NAME FROM “SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC. ” TO “SEVEN-UP/RC BOTTLING COMPANY, INC. ”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2006, AT 12:30 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
2220112 8100	AUTHENTICATION:	4948896

060729140	DATE:	08-03-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:33 PM 08/03/2006
FILED 12:30 PM 08/03/2006
SRV 060729140 — 2220112 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Seven-Up/RC Bottling Company of Southern California, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:
The Name of the Corporation is: Seven Up/RC Bottling Company, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of July, 2006.

By:	/s/ William M. Nelson

Authorized Officer
Title:	Senior Vice President & Secretary

Name:	William M. Nelson

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